Exhibit 10.1
GENOTHERAPEUTICS, INC.
STOCK OPTION PLAN
     1. PURPOSE.
     (a) The purpose of the Genotherapeutics, Inc. Stock Option Plan (the “Plan”) is to provide a means by which selected key employees and directors (if declared eligible under paragraph 4) of Genotherapeutics, Inc. (the “Company”), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company. The Plan will be effected solely through the granting of nonstatutory stock options.
     (b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424 (e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
     (c) The Company, by means of the Plan, seeks to retain and reward the services of persons now or later employed by or serving as directors of the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
     2. ADMINISTRATION.
     (a) The Plan shall be administered by a Committee appointed by the Board of Directors of the Company composed of not fewer than 3 members, (the “Committee”).
     (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan and to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board of Directors:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted nonqualified stock options (“Option Awards”) and the number of shares with respect to which Option Awards shall be granted to each such person.
(ii) To construe and interpret the Plan and Option Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To amend the Plan as provided in paragraph 11.
(iv) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company.
     (c) The Board of Directors may abolish the Committee at any time and revest in the Board of Directors the administration of the Plan.
     3. SHARES SUBJECT TO THE PLAN.
     (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Option Awards granted under the Plan shall not exceed in the aggregate Three Thousand (3,000) shares of the Company’s common stock. If any option or right granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full or which is settled in cash, the stock not issued under such option or right shall again become available to the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
     4. ELIGIBILITY.
Option Awards may be granted only to directors, officers or employees of the Company or its Affiliates.
     5. TERMS OF OPTION AWARDS.
     Each Option Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:
     (a) The term of any option shall be ten (10) years from the date it was granted.
     (b) The exercise price of each Option Award shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the Committee shall have the discretion to grant options to one or more persons and in such proportions and at such higher exercise price as the Committee may determine. Fair market value shall be determined by the Committee on such basis as it deems appropriate.
     (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, determined either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Committee.
     (d) Unless otherwise expressly stated in the option, an Option Award shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person, nor shall an Option Holder have the right or power to anticipate, accelerate, convey, assign or otherwise alienate, hypothecate, pledge or otherwise encumber any Option Award or the shares subject to the Option Award.
     (e) Shares of stock subject to any Option Award shall vest as follows: (i) one-third (1/3) of such shares shall vest on the third anniversary of the date of grant of such Option Award; (ii) an additional one-third (1/3) of such shares shall vest on the fourth anniversary of the date of grant of such Option Award; and (iii) the final one-third (1/3) of such shares shall vest on the fifth anniversary of the date of grant of such Option Award. In the case of any Option Award granted to a person using different exercise prices, this paragraph shall be applied separately to the shares granted at each option price.
     (f) Shares sold to a third party shall be subject to a thirty day right of first refusal by the Company at the same price and terms as offered by any third party pursuant to a bona fide offer, and may not be sold prior to an offer of sale to the Company on such terms. Further, shares acquired through exercise of an Option Award shall be subject to the terms and conditions of the Voting and Shareholder Agreement dated May 13, 1999, between the Company and its stockholders, as amended from time to time (the “Stockholders Agreement”).
     (g) In the event of a participant’s termination of employment or service as a director, as applicable, by reason of voluntary retirement (at or after age sixty-five (65) or after age fifty-

five with no fewer than ten (10) years of service), death, permanent and total disability, involuntary termination (other than a termination for cause but including any involuntary termination as the result of a Change in Control, as addressed in paragraph (h) below), with respect to such participant’s Option Award(s) (i) the Committee may in its sole, absolute and final discretion elect to vest any or all shares not otherwise vested under the terms of the Plan, and (ii) any vested shares subject to an Option Award may be exercised within ten (10) years following the date of grant of such Option Award. In the event of an Option Award holder’s employment or status as a director, as applicable, is terminated under any other circumstances, (i) any nonvested Option Award shall be forfeited immediately, and (ii) the date of such termination of employment shall be the last day on which any vested Option Award may be exercised.
     For purposes of this section, a permanent and total disability shall mean the occurrence of the following conditions: (i) the Option Award holder’s physical or mental incapacity (excluding infrequent and temporary absences due to ordinary illness) of properly performing the principal functions which had been typically assigned to him by the Company, (ii) such incapacity shall exist or be expected to exist with a reasonable degree of medical certainty for more than ninety (90) days in the aggregate during any consecutive twelve (12) month period, and (iii) either the Option Award holder or the Company shall have given the other thirty (30) days written notice of intent to terminate employment or service as a director because of disability. In the event the Company and Option Award holder are in material disagreement regarding the Participant’s physical or mental condition, the Company shall authorize a panel of three (3) physicians selected by the Company to examine the Participant to determine conclusively, by a majority, whether the Participant is disabled for purposes of the Plan.

     For purposes of this section, a termination for cause shall mean the termination of an individual’s status as an employee or director of the Company, as applicable, as the result of (i) fraud or dishonesty in connection with the business of the Company; (ii) gross negligence in the performance of duties for the Company; (iii) willful failure in carrying out duties as an employee or director; or (iv) arrest and conviction of a felony involving moral turpitude, whether or not in connection with the business of the Company; provided that (iii) above shall not apply if the Option Award holder has been assigned by the Company to duties which are not comparable to such holder’s function and compensation at the Company, or which are non-executive or demeaning assignments, or if the Company has given such participant demeaning and unreasonable pay cuts.
     (h) In the event of a Change in Control of the Company, all shares subject to all Option Awards shall become one hundred percent (100%) vested and shall be converted to cash, options or stock of equivalent value in the surviving organization under terms and condition which substantially preserve the economic status of the participants, as determined by the Committee. For purposes of this paragraph, a Change in Control shall mean:
(i) a sale or other disposition of more than fifty percent (50%) of the issued and outstanding voting stock of the Company, in a single transaction or in a series of transactions. For such purposes, “Voting Stock” shall mean capital stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of the Company.
(ii) a merger or consolidation of the Company with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%)

of the issued and outstanding Voting Stock of the surviving entity of such transaction is held by persons who are not holders of the Voting Stock immediately prior to giving effect to such transaction;
(iii) a sale or other disposition of all or substantially all of the Company’s assets in a single transaction or in a series of transactions (including, without limitation, any liquidation or dissolution of the Company).
A Change of Control shall not include any of the following events:
(i) any transfer or issuance of stock of the Company to one or more of the Company’s lenders (or to any agents or representatives thereof) in exchange for debt of the Company owed to any such lenders;
(ii) any transfer of stock of the Company to or by any person or entity, including but not limited to one or more of the Company’s lenders (or to any agents or representatives thereof), pursuant to the terms of any pledge of said stock as collateral for any loans or financial accommodations to the Company and/or its subsidiaries; or
(iii) any transfer or issuance to any person or entity, including but not limited to one or more of the Company’s lenders (or to any agents or representatives thereof), in connection with the workout or restructuring of the Company’s debts to any one of the Company’s lenders, including but not limited to the issuance of new stock in exchange for any equity contribution to the Company in connection with the workout or restructuring of such debt.
(iv) any transfer of stock by a stockholder of the Company which is a partnership or corporation to the partners or stockholders in such stockholder.

     (i) In the event of an initial public offering of the Company, Option Awards shall be convertible to options in shares of the newly public company, under terms and conditions which substantially preserve the rights and options of the participant. Any resulting registration of options or shares shall be effected at Company expense.
     (j) If provided in the Option Award, each Option Award shall carry the right to receive any dividend or dividend equivalent on vested shares, under such terms and conditions as may be specified in the Option Award.
     (k) Notwithstanding any other provisions of the Plan, any vested but unexercised Option Award shares shall be forfeited upon the Option Award holder’s “Competition” with the Company. For this purpose, Competition shall be determined by the Committee, and shall exist if the Option Award holder directly or indirectly (i) engages or has a financial interest in, (ii) becomes an officer, employee, director, partner, advisor or consultant of or to, (iii) has an equity interest in, or (iv) in any way materially assists any person, corporation, entity or business whose existing or planned products or activities compete in whole or in part with the existing or planned products or activities of the Company. The sole fact of ownership by an Option Award holder of less than two percent (2%) of the stock of a publicly traded company which may have product lines which compete with product lines of this Company shall not be treated as Competition. Any determination by the Committee under this section shall be final and conclusive, unless overruled by the Board.
     (l) Notwithstanding any other provision of the Plan or any Option Award to the contrary, any and all sales of shares to the Company or any Affiliate are contingent upon and subject to the terms and conditions of any bank loan covenants by the Company or any Affiliate.
     6. COVENANTS OF THE COMPANY.

     (a) During the term of any Option Award granted under the Plan, the Company shall keep available at all times for issuance or sale the number of shares of stock required to satisfy such Option Award.
     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority, if any, as may be required to issue and sell shares of stock upon grant or exercise of Option Awards under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), either the Plan, any Option Award granted under the Plan or any stock issued or issuable pursuant to any such Option Awards. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Option Awards unless and until such authority is obtained.
     7. USE OF PROCEEDS FROM STOCK.
     Proceeds from the sale of stock pursuant to Option Awards granted under the Plan shall constitute general funds of the Company.
     8. MISCELLANEOUS.
     (a) The Committee shall have the power to accelerate the time during which an Option Award may be exercised or the time during which an option or stock acquired pursuant to an Option Award will vest, notwithstanding the provisions in the Option Award stating the time during which it may be exercised or the time during which stock acquired pursuant thereto will vest.

     (b) Neither a recipient of an Option Award nor any person to whom an Option Award is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option Award unless and until such person has satisfied all requirements for exercise of the Option Award pursuant to its terms and is thereby entitled to receive shares of stock.
     (c) Throughout the term of any Option Award granted pursuant to the Plan, the Company shall make available to the holder of such Option Award upon request, not later than one hundred twenty (120) days after the close of each fiscal year of the Company during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.
     (d) Nothing in the Plan or any instrument executed or Option Award granted pursuant thereto shall confer upon any recipient any right to continue in the employ of the Company or any Affiliate or to limit the Company’s right to terminate the employment or directorship of any participant with or without cause. In the event that an Option Award recipient is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of his or her Option Award, and (ii) suspend or otherwise delay the time or times at which the shares subject to the Option Award would otherwise vest.
     (e) To the extent provided by the terms of any Option Award, the recipient may satisfy any federal, state or local tax withholding obligation relating to the exercise or receipt of such Option Award by any of the following means or by a combination of such means: (i) tendering a cash payment: (ii) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise or receipt of the Option Award cash or a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the common stock having a fair market value less than or equal to the amount of the withholding tax obligation.
     (f) In connection with each Option Award made pursuant to the Plan, the Company may require as a condition precedent to its obligation to issue or transfer shares to an eligible participant, or to evidence the removal of any restrictions on transfers or lapse of any repurchase right, that such participant make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal or lapse, is made available to the Company for timely payment of such tax.
     (g) The Company may, as a condition of transferring any stock pursuant to the Plan, require any person who is to acquire such stock (i) to give written assurances satisfactory to the Company as to the optionee’s knowledge and experience in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the stock; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the

Company that such requirement need not be met in the circumstances under the then applicable securities laws.
     (h) The Committee shall determine or cause to be determined the fair market value of the stock of the Company from time to time, as required for purposes of this Plan.
     9. ADJUSTMENTS UPON CHANGES IN STOCK.
     If any change is made in the stock subject to the Plan, or subject to any Option Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Option Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Option Awards.
     10. AMENDMENT OF THE PLAN.
     (a) The Committee at any time, and from time to time, may amend the Plan subject to and within the limitations of any resolutions approved by the Board of Directors.
     (b) The Committee in its discretion shall determine at the time of each amendment of the Plan whether or not to submit such amendment to the Board of Directors of the Company for approval.
     (c) Rights and obligations under any Option Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option Award was granted and (ii) such person consents in writing.

     11. TERMINATION OR SUSPENSION OF THE PLAN.
     (a) The Committee may suspend or terminate the Plan at any time. No Option Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Upon the termination of the Plan, all Option Awards shall become fully vested.
     (b) Rights and obligations under any Option Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option Award was granted.
     12. EFFECTIVE DATE OF PLAN.
     The Plan shall be effective as of November 18, 1999 upon execution by the President of the Company, following approval by the Plan Committee.
     IN WITNESS WHEREOF, the President of the Company has executed this Plan as of the 26th day of August, 1999.

GENOTHERAPEUTICS, INC.
BY:	/s/ Marc S. Hanover
Title: CFO / Secretary

APPROVED: PLAN COMMITTEE
/s/ John H. Pontius

/s/ Marc S. Hanover

/s/ Mitchell S. Steiner

First Amendment
GTx, Inc.
1999 Stock Option Plan
     Whereas, GTx, Inc. (the “Company”) adopted the Genotherapeutics, Inc. Stock Option Plan (the “1999 Plan”) effective August 26, 1999;
     Whereas, Section 5(f) of the 1999 Plan contains a provision that subjects any shares acquired pursuant to the exercise of an option to a 30 day right of first refusal in favor of the Company (the “Right of First Refusal”);
     Whereas, it was the intent of the Company that the Right of First Refusal would end at such time as the Company completed its initial public offering of common stock;
     Whereas, the Compensation Committee believes it to be in the best interests of the Company to amend Section 5(f) of the Company’s 1999 Plan to reflect the Company’s intent; and
     Whereas, the Compensation Committee of the Company has approved such amendment.
     Now, Therefore, Be it Resolved, the 1999 Plan is hereby amended, effective as of the date hereof, as follows:
1.	That Section 5(f) of the 1999 Plan is hereby deleted in its entirety and replaced with the following:
          (f) Prior to such time as the Company’s shares of common stock are first sold to the public in an offering registered pursuant to Section 5 of the Securities Act of 1933, as amended (the “Initial Public Offering”), any such shares of stock acquired though the exercise of an option shall be subject to a thirty (30) day right of first refusal by the Company at the same price and terms as offered by any third party pursuant to a bona fide offer, and may not be sold prior to an offer to sell to the Company on such terms. Further, shares acquired through exercise of an Option Award shall be subject to the terms and conditions of the Voting and Shareholder Agreement dated April 15, 1999, between the Company and its stockholders, as amended from time to time (the “Stockholders Agreement”).
     In Witness Whereof, the Company has caused this First Amendment to the 1999 Plan to be executed on October 2, 2003.

GTx, Inc.
By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	General Counsel/Secretary

Second Amendment
to the GTx, Inc.
1999 Stock Option Plan
     Whereas, GTx, Inc. (the “Company”) adopted the Genotherapeutics, Inc. Stock Option Plan (the “1999 Plan”) effective August 26, 1999;
     Whereas, the Compensation Committee believes it to be in the best interests of the Company to amend Section 5(g) of the Company’s 1999 Plan;
     Whereas, the Compensation Committee of the Company has approved such amendments; and
     Whereas, the contemplated amendments are not “material amendments” as contemplated by Nasdaq Marketplace Rule 4350(i)(1)(A).
     Now, Therefore, Be it Resolved, the 1999 Plan is hereby amended, effective as of the date hereof, as follows:
1.	That the last sentence of the first paragraph in Section 5(g) of the 1999 Plan is hereby deleted in its entirety and replaced with the following:
          (g) In the event an Option Award holder’s employment or status as a director, as applicable, is terminated under any other circumstances, (i) any nonvested Option Award shall be forfeited immediately, and (ii) the Option Award holder shall have until the earlier to occur of (A) a period of ninety (90) days from the date of termination or (B) the expiration of the term of the Option Award to exercise such Option Award.
     In Witness Whereof, the Company has caused this Second Amendment to the 1999 Plan to be executed on March 18, 2004.

GTx, Inc.
By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	General Counsel/Secretary

Third Amendment to the
GTx, Inc.
1999 Stock Option Plan
     Whereas, GTx, Inc. (the “Company”) adopted the Genotherapeutics, Inc. Stock Option Plan (the “1999 Plan”) effective August 26, 1999;
     Whereas, the Compensation Committee believes it to be in the best interests of the Company to amend the Company’s 1999 Plan to clarify certain existing provisions in light of final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended;
     Whereas, the Compensation Committee of the Company has approved such amendments; and
     Whereas, the contemplated amendments are not “material amendments” as contemplated by Nasdaq Marketplace Rule 4350(i)(1)(A).
     Now, Therefore, Be it Resolved, the 1999 Plan is hereby amended, effective as of the date hereof, as follows:
1.	That Section 1(b) of the 1999 Plan is hereby deleted in its entirety and replaced with the following:
     (b) The word “Affiliate” as used in the Plan means any subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
2.	That Section 5(b) of the 1999 Plan is hereby deleted in its entirety and replaced with the following:
     (b) The exercise price of each Option Award shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the Committee shall have the discretion to grant options to one or more persons in such proportions and at such higher exercise price as the Committee may determine. Notwithstanding the foregoing, an Option Award may be granted with an exercise price lower than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted if such Option Award is granted pursuant to an assumption of or substitution for another option pursuant to a Change in Control (as defined in section 5(h) of the Plan) and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code. F Fair market value means, as of any date, the value of the Company’s common stock determined as follows:

     i) If the common stock is listed on any established stock exchange or traded on the Nasdaq Global Market or any other established market, the fair market value of a share of common stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the common stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
     ii) Unless otherwise provided by the Committee, if there is no closing sales price for the common stock on the date of determination, then the fair market value shall be the closing sales price on the last preceding date for which such quotation exists.
     iii) In the absence of such markets for the common stock, the fair market value shall be determined by the Committee in good faith and in a manner that complies with Section 409A of the Code.
3.	That the following will be added to the 1999 Plan as Section 8(i):
     (i) To the extent permitted by applicable law, the Committee, in its sole discretion, may determine that the delivery of common stock upon the exercise of all or a portion of any Option Award may be deferred and may establish programs and procedures for deferral elections to be made by persons receiving options. Deferrals by persons will be made in accordance with Section 409A of the Code.
4.	That the following will be added to the 1999 Plan as Section 8(j):
     (j) To the extent that the Committee determines that any Option Award granted hereunder is subject to Section 409A of the Code, the agreement evidencing such Option Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, this Plan and the agreements evidencing Option Awards shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended in the future.
5.	That Section 10(c) of the 1999 Plan is hereby deleted in its entirety and replaced with the following:
     (b) Rights and obligations under any Option Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option Award was granted and (ii) such person

2.

consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Committee may amend the terms of any one or more Option Awards without the consent of the person to whom the Option Award was granted if necessary to bring the Option Award into compliance with Section 409A of the Code.
     In Witness Whereof, the Company has caused this Third Amendment to the 1999 Plan to be executed on November 4, 2008.

GTx, Inc.
By:	/s/ Henry P. Doggrell
	Name:	Henry P. Doggrell
	Title:	Vice President, General Counsel

3.

NONQUALIFIED STOCK OPTION SUBSCRIPTION AGREEMENT
     This Nonqualified Stock Option Subscription Agreement (this “Agreement”), dated as of the ___ day of _______, ___, is made by and between GTx, Inc. (the “Company”), a Delaware corporation, and the Employee of the Company whose name appears on the signature page hereof (hereinafter referred to as the “Optionee”).
     WHEREAS, pursuant to the 1999 Stock Option Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference, the Company intends to provide incentives to certain key Employees of the Company by providing them with opportunities for ownership of shares of Common Stock; and
     WHEREAS, a duly constituted committee of the Board of Directors of the Company (hereinafter referred to as the “Committee”) appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Optionee under the Plan and has advised the Company thereof and instructed the undersigned officers to issue said Option;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan below unless the Plan indicates to the contrary.
     1.1 — Cause. “Cause” used in connection with the termination of employment of the Optionee shall mean a termination of employment of the Optionee by the Company or any of its Subsidiaries due to (i) fraud or dishonesty of the Optionee in connection with the business of the Company; (ii) gross negligence of the Optionee in the performance of duties for the Company; (iii) willful failure by the Optionee in carrying out duties as an employee; or (iv) arrest and conviction of the Optionee for a felony involving moral turpitude, whether or not in connection with the business of the Company; provided that (iii) above shall not apply if the Optionee has been assigned by the Company to duties which are not comparable to such Optionee’s function and compensation at the Company, or which are non-executive or demeaning assignments, or if the Company has given such Optionee demeaning and unreasonable pay cuts.
     1.2 — Change in Control. “Change in Control” shall have the meaning given in Section 3.3.
     1.3 — Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     1.4 — Common Stock. “Common Stock” shall mean the common capital stock of the Company.

     1.5 — Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
     1.6 — Exercise Price. “Exercise Price” shall mean the price per Option Share as set forth on the signature page hereof.
     1.7 — Grant Date. “Grant Date” shall mean the date on which the Option provided for in this Agreement was granted.
     1.8 — IPO. “IPO” shall mean the date on which the Company’s shares of Common Stock are first sold to the public in an offering registered pursuant to Section 5 of the Securities Act of 1933, as amended.
     1.9 — Option. “Option” shall mean any stock option to purchase Common Stock of the Company granted under this Agreement.
     1.10 — Option Shares. “Option Shares” shall mean the number of shares of Common Stock for which this Option is granted as set forth upon the signature page hereof.
     1.11 — Permanent Disability. “Permanent Disability” of the Optionee shall mean the occurrence of the following conditions: (i) the Optionee’s physical or mental incapacity (excluding infrequent and temporary absences due to ordinary illness) of properly performing the principal functions which had been typically assigned to him by the Company, (ii) such incapacity shall exist or be expected to exist with a reasonable degree of medical certainty for more than ninety (90) days in the aggregate during any consecutive twelve (12) month period, and (iii) either the Optionee or the Company shall have given the other thirty (30) days written notice of intent to terminate employment or service because of disability.
     1.12 — Permitted Transferee. “Permitted Transferee” shall have the meaning given in Section 5.2(b).
     1.13 — Person. “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust or unincorporated organization.
     1.14 — Plan. “Plan” shall mean the 1999 Stock Option Plan of GTx, Inc.
     1.15 — Retirement. “Retirement” shall mean any voluntary termination of employment by the Optionee after having reached the age of sixty-five (65) years (or after having reached the age of fifty-five (55) years if the Optionee has no fewer than ten (10) years of service with the Company).
ARTICLE II
GRANT OF OPTION
     2.1 — Grant of Option. For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of the number of Option Shares set forth on the signature page hereof upon the terms and conditions set forth in this Agreement.
     2.2 — Consideration to the Company. In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause.
     2.3 — Adjustments in Option. Subject to Section 9 of the Plan, in the event that the outstanding shares of the Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate adjustment in the number and kind of shares of Option Shares. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of shares, quantities or prices) and with any necessary corresponding adjustment in the Exercise Price. No fractional shares shall be issued, and any fractional shares resulting from computations pursuant to Section 9 of the Plan shall be eliminated from the respective Options. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.
     2.4 — Tax Treatment. The Option hereby granted is intended to be a Supplemental Stock Option as defined in the Plan (hereinafter referred to as a “Nonqualified Stock Option”) and not an Incentive Stock Option as described in Section 422 of the Code.
ARTICLE III
PERIOD OF EXERCISABILITY
     3.1 — General Rule. The Option will become exercisable as to the following percentages of the Option Shares on the following anniversaries of the Grant Date provided that the Optionee is then employed by the Company on such anniversary:

Third anniversary	33%
Fourth anniversary	67%
Fifth anniversary	100%
     3.2 — Termination of Employment and Nonvested Options. In the event the Optionee’s employment or service with the Company is terminated (other than a termination for Cause but including any involuntary termination as the result of a Change in Control, as described below), by reason of Retirement, death, or Permanent Disability, the Committee may in its sole, absolute and final discretion elect to vest any or all shares subject to the Option, that are not otherwise vested pursuant to the terms of the Plan. In the event the Optionee’s employment or service is terminated under any other circumstances, any portion of the Option that is has not vested shall be forfeited immediately.
     3.3 — Change in Control. Notwithstanding Section 3.1, unless the Optionee is terminated for Cause, the Option will become exercisable in full in the event of any voluntary or involuntary termination of the Optionee’s employment or service occurring simultaneously with or at any time after any of the following events (a “Change in Control”):
(a)	the sale or other disposition of all or substantially all of the assets of the Company in a single transaction or in a series of transactions (including, without limitation, any liquidation or dissolution of the Company);

(b)	the sale or other disposition of more than fifty percent (50%) of the issued and outstanding voting stock of the Company, in a single transaction or in a series of transactions. For such purposes, “voting stock” shall mean the capital stock of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of the Company; or

(c)	a merger or consolidation of the Company with or into any other entity, if immediately after giving effect to such transaction more than fifty percent (50%) of the issued and outstanding voting stock of the surviving entity of such transaction is held by persons who were not holders (taking into account their individual and affiliated holdings) as of the date of the grant of this Option of at least 20% of the voting stock of the Company.
A Change in Control shall not include:
     (1) any transfer or issuance of stock of the Company to one or more of the Company’s lenders (or to any agents or representatives thereof) in exchange for debt of the Company owed to any such lenders;
     (2) any transfer of stock of the Company to or by any person or entity, including but not limited to one or more of the Company’s lenders (or to any agents or representatives thereof), pursuant to the terms of any pledge of said stock as collateral for any loans or financial accommodations to the Company and/or its subsidiaries;
     (3) any transfer or issuance to any person or entity, including but not limited to one or more of the Company’s lenders (or to any agents or representatives thereof), in connection with the workout or restructuring of the Company’s debts to any one of the Company’s lenders, including but not limited to the issuance of new stock in exchange for any equity contribution to the Company in connection with the workout or restructuring of such debt; or
     (4) any transfer of stock by a stockholder of the Company, which is a partnership or corporation to the partners, or stockholders in such stockholder.

     3.4 — Optional Vesting/Accelerated Exercise in connection with a Change of Control. In the event a Change in Control appears likely to occur, the Committee may, in its sole and absolute discretion, send written notice to the Optionee at least ten (10) days prior to the contemplated date of any Change in Control specifying (a) that the Option will become exercisable in full on the date of the Change in Control, (b) that any portion or all of the Option which thereby becomes exercisable and any portion or all of the Option which was already exercisable will immediately thereafter expire on the same date and (c) that to prevent the lapse of the Option, the Optionee must exercise the Option no later than such date. Except as may otherwise be expressly provided in such written notice, any acceleration of the exercisability of the Option and any attempted exercise of the Option by the Optionee shall be null and void if the Change in Control does not occur within thirty (30) days of the date contemplated in the notice.
     3.5 — Expiration of Option. Any portion of the Option, which has become exercisable will nevertheless expire and will no longer be exercisable to any extent by anyone on the earliest to occur of the following events:
(a)	the tenth anniversary of the Grant Date;

(b)	the earlier of (A) three (3) months after termination of employment (specifically including a termination of employment after a Change in Control), unless such termination is for Cause or results from Retirement, death, Permanent Disability or (B) the term of the Option as set forth in the Plan;

(c)	twelve (12) months after termination of employment on account of Permanent Disability, provided that if Optionee shall die within such time without having fully exercised all vested Options, Optionee’s estate shall have an additional twelve (12) months from Optionee’s date of death to exercise such Options;

(d)	eighteen (18) months after termination of employment on account of Optionee’s death or within eighteen (18) months after Optionee’s termination of employment if Optionee qualifies under clause (b) but dies within three (3) months after his or termination of employment without having exercised all of his or her vested Options;

(e)	the earlier of five (5) years after the date of the Retirement of Optionee, or the term of the Option as set forth in the Plan;

(f)	at the close of business on the date of the termination of the Optionee’s employment by the Company for Cause; and

(e)	if the Committee so determines and gives written notice as provided in Section 3.4, upon the Effective Date of any Change in Control.
     3.6 — Non-competition. Notwithstanding any other provisions of this Agreement, any Option outstanding, including any vested but unexercised Option, shall be forfeited upon the Optionee’s “Competition” with the Company. For this purpose, Competition shall be determined by the Committee and shall exist if the Optionee, directly or indirectly (i) engages or has a financial interest in, (ii) becomes an officer, employee, director, partner, advisor or consultant of or to, (iii) has an equity interest in, or (iv) in any way materially assists any person, corporation, entity or business whose existing or planned products or activities compete in whole or in part with the existing or planned products or activities of the Company. The sole fact of ownership by an Optionee of less than two percent (2%) of the stock of a publicly traded company which may have product lines which compete with product lines of the Company shall not be treated as Competition. Any determination by the Committee under this section shall be final and conclusive, unless overruled by the Board.
ARTICLE IV
EXERCISE OF OPTION
     4.1 — Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee or the Optionee’s guardian or conservator may exercise the Option or any portion thereof, and after the death of the Optionee, any portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.5, be exercised by the Optionee’s personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution; provided, however, at any time after the transfer of the Option or any portion thereof pursuant to Section 5.2, the transferred portion of the Option may be exercised only by the transferee.
     4.2 — Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.5; provided, however, that any partial exercise shall be for whole shares only.
     4.3 — Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his or her office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.5:
(a)	Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

(b)	Full payment of the Exercise Price (as provided in Section 4.4), for the shares with respect to which such Option or portion thereof is exercised; and

(c)	Such representations and documents as the Committee deems reasonably necessary or advisable to effect compliance with all applicable laws, including provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations following an IPO; and

(d)	Full payment to the Company (as provided in Section 4.4) of all amounts, if any, which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

(e)	If the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding the foregoing, the Optionee may give notice exercising the Option subject to the condition or conditions that any then contemplated Change in Control will actually occur and that the Option will become exercisable because of the Change in Control with respect to the Option Shares for which notice of exercise is given. In such an event, full payment of the Exercise Price with respect to all Option Shares need not be made until the date of the Change in Control.
     4.4 — Payment. The Exercise Price and any tax withholding shall be payable in cash, by check, or by any combination thereof. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price or any tax withholding may be paid by delivery of shares of Common Stock acceptable to the Committee and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Exercise Price or any tax withholding may be paid by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) to be acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.
     4.5 — Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares that have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)	The admission of such shares to listing on all stock exchanges, if any, on which such class of Common Stock is then listed;

(b)	The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the SEC or of any other governmental regulatory body, which the Committee shall, in its absolute discretion deem necessary or advisable;

(c)	The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall determine to be necessary or advisable; and

(d)	The payment to the Company of all amounts, if any, which, under federal, state or local law, it is required to withhold upon exercise of the Option.
     4.6 — Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company in the name of such holder. No adjustment shall be made for cash dividends for which the record date is prior to the date such stock certificate is issued.
     4.7 — Issuance of Certificate; Legend. The stock certificate or certificates deliverable to the Optionee upon the exercise of the Option may, at the request of the Optionee at the time of exercise, be issued in his or her name alone or in his or her name and the name of another person as joint tenants with right of survivorship. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations including, without limitation, placing legends on share certificates and issuing stock-transfer orders to transfer agents and registrars.
ARTICLE V
MISCELLANEOUS
     5.1 — Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board of Directors of the Company in its absolute discretion may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
     5.2 — Transferability of Option . (a) Except as provided in subsection (b), neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, encumbrance or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.
     (b) The Committee may, in its discretion, establish forms and procedures for the transfer of all or any portion of such Option by the Optionee to (i) Immediate Family Members (as defined hereinafter), (ii) a trust or trusts for the exclusive benefit of the Optionee and such Immediate Family Members, or (iii) a partnership or limited liability company in which the Optionee and such Immediate Family Members are the only partners or members (collectively such Optionee’s “Permitted Transferees”), provided that subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Notification and approval of all such transfers shall be in the form specified by the Committee. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles IV and V hereof (other than this Section 5.2), the term “Optionee” shall be deemed to refer to the Permitted Transferee. Notwithstanding the foregoing, the Committee and the Company shall have no obligation to inform any Permitted Transferee of any expiration, termination, lapse or acceleration of any such Option and may give notices required hereunder, if any, to the Optionee. The events of termination of employment of Article III hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified at Article III hereof. As used in this Section 5.2(b) “Immediate Family Member” shall mean, with respect to the Optionee, his or her spouse, child, stepchild, grandchildren or other descendants, and shall include relationships arising from legal adoption.
     5.3 — Shares of Common Stock to be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
     5.4 — Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath his or her signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him or her. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered by hand (whether by overnight courier or otherwise).
     5.5 — Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.6 — No Right to Employment. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any Affiliate or to limit the Company’s right to terminate the employment relationship of any eligible employee with or without Cause. In the event that an Optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment for purposes of his or her Option, or (ii) suspend or otherwise delay the time or times at which the shares subject to the Option would otherwise vest.
     5.7 — Amendment. This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.
     5.8 — Governing Law. The laws of the State of Tennessee shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.
     5.9 — Jurisdiction. Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Tennessee, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Optionee, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Optionee hereby irrevocably waives any objections which he or she may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Tennessee, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Tennessee, and the Optionee hereby irrevocably waives any right which he or she may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.
     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GTx, INC.
By:
Title:
No. of Option Shares:
Exercise Price:

___________________, Optionee Address: